Exhibit 10.2
GLOBAL PAYMENTS INC.
PERFORMANCE UNIT AWARD CERTIFICATE
Non-transferable

G R A N T T O
Participant Name
(“Grantee”)

by Global Payments Inc. (the “Company”) of Performance Units (the “Performance Units”) representing the right to earn, on a one-for-one basis, shares of the Company’s no par value common stock (“Shares”), pursuant to and subject to the provisions of the Global Payments Inc. Amended and Restated 2011 Incentive Plan (the “Plan”) and to the terms and conditions set forth on the following pages of this award certificate (the “Certificate”).

The target number of Shares subject to this award is Number of Awards Granted (the “Target Award”). Depending upon the Company’s year over year Annual Adjusted EPS Growth and relative Total Shareholder Return over the Performance Period (each as defined herein), Grantee may earn from _% to _% of the Target Award (subject to the Award Maximum (as defined herein)) in accordance with the performance metrics described in Exhibit A attached hereto and the terms and conditions of this Certificate.

By accepting this Award, Grantee shall be deemed to have agreed to the terms and conditions of this Certificate and the Plan.

IN WITNESS WHEREOF, Global Payments Inc., acting by and through its duly authorized officers, has caused this Certificate to be executed.

GLOBAL PAYMENTS INC.	Grant Date: Grant Date
By: /s/ David L. Green	Grant Number: Client Grant ID
Its: Authorized Officer	Accepted by Grantee: Electronic Signature
Date: Acceptance Date

TERMS AND CONDITIONS

1.    Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan. In addition, for purposes of this Certificate:

        (i) “Conversion Date” means February 22, 2025, provided that the Committee has previously certified the Company’s year over year Annual Adjusted EPS Growth and relative Total Shareholder Return, as more fully described in Exhibit A hereto.

        (ii) “Performance Period” means the three year period beginning on January 1, 2022 and ending on December 31, 2024.

        (iii) “Final Performance Multiplier” means the percentage, from 0% to 400%, that will be applied to the Target Award to determine the number of Performance Awards that will convert to Shares on the Conversion Date, as more fully described in Exhibit A hereto.

2.    Performance Units. The Performance Units have been credited to a bookkeeping account on behalf of Grantee. The Performance Units will be earned in whole, in part, or not at all, as provided on Exhibit A attached hereto. Any Performance Units that fail to vest in accordance with the terms of this Certificate will be forfeited and reconveyed to the Company without further consideration or any act or action by Grantee.

3.    Conversion to Shares. Except as otherwise provided in Section 4 below, 100% of the Performance Units that are earned based on performance will be converted to actual unrestricted Shares (one Share per vested Performance Unit) on the Conversion Date. These shares will be registered on the books of the Company in Grantee’s name as of the Conversion Date and stock certificates for the Shares shall be delivered to Grantee or Grantee’s designee upon request of the Grantee.

4.    Termination of Employment. If Grantee’s employment is terminated prior to the Conversion Date by reason of death, Disability or for any other reason, the number of Performance Units earned shall be determined based upon the terms of the written employment agreement between the Company and Grantee.

5.    Restrictions on Transfer and Pledge. No right or interest of Grantee in the Performance Units may be pledged, encumbered, or hypothecated or be made subject to any lien, obligation, or liability of Grantee to any other party other than the Company or an Affiliate. The Performance Units may not be sold, assigned, transferred or otherwise disposed of by Grantee other than by will or the laws of descent and distribution.

6.    Restrictions on Issuance of Shares. If at any time the Committee shall determine, in its discretion, that registration, listing or qualification of the Shares underlying the Performance Units upon any securities exchange or similar self-regulatory organization or under any foreign, federal, or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to the settlement of the Performance Units, stock units will not be converted to Shares in whole or in part unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

7.    Limitation of Rights. The Performance Units do not confer to Grantee or Grantee’s beneficiary, executors or administrators any rights of a shareholder of the Company unless and until Shares are in fact issued to such person in connection with the units. Nothing in this Certificate shall interfere with or limit in any way the right of the Company or any Affiliate to terminate Grantee’s employment at any time, nor confer upon Grantee any right to continue in employment of the Company or any Affiliate.

8.    No Entitlement to Future Awards. The grant of the Performance Units does not entitle Grantee to the grant of any additional units or other awards under the Plan in the future. Future grants, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of any grant, the number of units, and vesting provisions.

9.    Payment of Taxes. The Company or any Affiliate employing Grantee has the authority and the right to deduct or withhold, or require Grantee to remit to the employer, an amount sufficient to satisfy federal, state, and local taxes (including Grantee’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the vesting or settlement of the Performance Units. The withholding requirement shall be satisfied by withholding from the settlement of the stock units Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount, except for rounding up for fractional shares) required to be withheld for tax purposes. The obligations of the Company under this Certificate will be conditional on such payment or arrangements, and the Company and, where applicable, its Affiliates will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to Grantee.

10.    Amendment. The Committee may amend, modify or terminate this Certificate without approval of Grantee; provided, however, that such amendment, modification or termination shall not, without Grantee’s consent, reduce or diminish the value of this award determined as if it had been fully vested (i.e., as if all restrictions on the Performance Units hereunder had expired) on the date of such amendment or termination.

11.    Plan Controls. The terms contained in the Plan shall be and are hereby incorporated into and made a part of this Certificate and this Certificate shall be governed by and construed in accordance with the Plan. Without limiting the foregoing, the terms and conditions of the Performance Units, including the number of shares and the class or series of capital stock which may be delivered upon settlement of the Performance Units, are subject to adjustment as provided in Article 15 of the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Certificate, the provisions of the Plan shall be controlling and determinative. Any conflict between this Certificate and the terms of a written employment, key position, or change-in-control agreement between the Company and Grantee shall be decided in favor of the provisions of such employment, key position, or change-in-control agreement.

12.    Governing Law. This Certificate shall be construed in accordance with and governed by the laws of the State of Georgia, United States of America, regardless of the law that might be applied under principles of conflict of laws. Grantee hereby agrees and submits to jurisdiction exclusively in the state or federal courts located in Muscogee County in the State of Georgia and waives objection to such jurisdiction.

13.    Severability. If any one or more of the provisions contained in this Certificate is deemed to be invalid, illegal or unenforceable, the other provisions of this Certificate will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

14.    Relationship to Other Benefits. The Performance Units shall not affect the calculation of benefits under any other compensation plan or program of the Company, except to the extent specially provided in such other plan or program.

15.    Clawback. Notwithstanding anything to the contrary in this Certificate, the Plan, or any employment, key position, or change-in-control agreement with Grantee, the award granted hereunder is subject to the provisions of the following clawback policy established by the Committee prior to the grant of the Performance Units hereunder. The Committee may seek to recoup all or any portion of the value of any annual or long-term incentive awards provided to any current or former executive officers in the event that the Company’s financial statements are restated due to the Company’s material noncompliance with any financial reporting requirement under the securities laws (the “Restatement”). The Committee may seek recoupment from any current or former executive officer who received incentive-based compensation, granted after the date hereof, during the three (3) year period preceding the date that the Company was required to prepare the Restatement. The Committee may seek to recover the amount by which the individual executive's incentive payments exceeded the lower payment that would have been made based on the restated financial results and the Committee may determine whether the Company shall effect such recovery: (i) by seeking repayment from the executive; (ii) by reducing (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement) the amount that would otherwise be payable to the executive under any compensatory plan, program or arrangement maintained by the Company; or (iii) a combination of foregoing. The Grantee hereby acknowledges that this award is subject to the foregoing policy and agrees to make any repayment required in connection therewith.

16.    Notice. Notices and communications hereunder must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to Global Payments Inc., 3550 Lenox Road, Suite 3000, Atlanta, Georgia 30326, Attn: Corporate Secretary, or any other address designated by the Company in a written notice to Grantee. Notices to Grantee will be directed to the address of Grantee then currently on file with the Company, or at any other address given by Grantee in a written notice to the Company.

EXHIBIT A

Grantee may earn a percentage of the Target Award (subject to the Award Maximum) based on the Company’s year over year Annual Adjusted EPS Growth and Total Shareholder Return relative to the Comparator Group for the Performance Period, as follows:

Performance Matrix for CY 2022 Annual Adjusted EPS Growth

Degree of Performance Attainment	Annual Adjusted EPS Growth	Annual Multiple(1)
Maximum or Above	__%	__%
Stretch	__%	__%
Target	__%	__%
Threshold	__%	__%
Less than Threshold	__%	__%
(1)    Payouts between performance levels will be determined based on straight line interpolation.

Performance Matrix for CY 2023 Annual Adjusted EPS Growth

Degree of Performance Attainment	Annual Adjusted EPS Growth	Annual Multiple(1)
Maximum or Above	__%	__%
Stretch	__%	__%
Target	__%	__%
Threshold	__%	__%
Less than Threshold	__%	__%
(1)    Payouts between performance levels will be determined based on straight line interpolation.

Performance Matrix for CY 2024 Annual Adjusted EPS Growth

Degree of Performance Attainment	Annual Adjusted EPS Growth	Annual Multiple(1)
Maximum or Above	__%	__%
Stretch	__%	__%
Target	__%	__%
Threshold	__%	__%
Less than Threshold	__%	__%
(1)    Payouts between performance levels will be determined based on straight line interpolation.

A.    The resulting Annual Multiples for each of CY 2022, CY 2023 and CY 2024 are averaged together to determine the EPS Performance Multiplier. For example:

•    If actual CY 2022 Annual Adjusted EPS Growth results in an Annual Multiple of __%, actual CY 2023 Annual Adjusted EPS Growth results in an Annual Multiple of __%, and actual CY 2024 Annual Adjusted EPS Growth results in an Annual Multiple of __%, then the EPS Performance Multiplier shall be __%.

B.    The EPS Performance Multiplier is then multiplied by a modifier (the “Relative TSR Modifier”) based on the Company’s TSR Percentile Rank over the Performance Period to determine the Final Performance Multiplier, as follows:

Global Payments Inc.’s TSR Percentile Rank vs. Comparator Group	Relative TSR Modifier
Below 30th percentile	__%
30th to 70th percentile	__%
Above 70th percentile	__% (subject to the Award Maximum)

•    For example, if the EPS Performance Multiplier is __% and the Company’s TSR Percentile Rank is above the 70th percentile, which results in a TSR Modifier of 150%, then the Final Performance Multiplier shall be __%.

•    For the avoidance of doubt, no Performance Units shall be earned prior to the Conversion Date.

C.    For purposes of this Certificate, the following terms shall have the following meanings:

(1)    “CY 2022” or “2022 calendar year” means the twelve month period commencing on January 1, 2022 and ending December 31, 2022.

(2)    “CY 2023” or “2023 calendar year” means the twelve month period commencing on January 1, 2023 and ending December 31, 2023.

(3)    “CY 2024” or “2024 calendar year” means the twelve month period commencing on January 1, 2024 and ending December 31, 2024.

(4)    “Annual Adjusted EPS” means “diluted earnings per share” as described and quantified in the Company’s calendar 2022, 2023, and 2024 year-end earnings press releases, respectively, except that for purposes of this Certificate, Annual Adjusted EPS shall exclude the after-tax impact of expenses associated with share-based compensation and foreign currency exchange as calculated based on foreign currency exchange rates set forth in the Company’s approved budget for each calendar year.

(5)    “Annual Adjusted EPS Growth” means the percentage increase in Annual Adjusted EPS for each calendar year in the Performance Period. For purposes of the 2022 calendar year, the beginning point for measurement of Annual Adjusted EPS growth shall be actual Annual Adjusted EPS for the twelve month period commencing on January 1, 2021 and ending December 31, 2021. For purposes of the 2023 and 2024 calendar years, the beginning point for measurement of Annual Adjusted EPS growth shall be actual Annual Adjusted EPS for the 2022 and 2023 calendar years, respectively, as measured in accordance with this Certificate.

(6)    “Award Maximum” means 4.00x the Target Award.

(7)    “Beginning Price” means, with respect to the Company and any other Comparator Group member, the average of the closing market prices of such company’s common stock on the principal exchange on which such stock is traded for the twenty (20) consecutive trading days ending with the last trading day before the beginning of the Performance Period. For the purpose of determining the Beginning Price, the value of dividends and other distributions shall be determined by treating them as reinvested in additional shares of stock at the closing market price on the ex-dividend date.

(8)     “Comparator Group” means the companies comprising the S&P 500 as of the first day of the Performance Period and, except as provided below, the common stock of which is continually listed or traded on a national securities exchange from the first day of the Performance Period through the last trading day of the Performance Period. In the event a member of the Comparator Group files for bankruptcy or liquidates due to an insolvency, such company shall continue to be treated as a Comparator Group member, and such company’s Ending Price will be treated as $0 if the common stock (or similar equity security) of such company is no longer listed or traded on a national securities exchange on the last trading day of the Performance Period (and if multiple members of the Comparator Group file for bankruptcy or liquidate due to an insolvency, such members shall be ranked in order of when such bankruptcy or liquidation occurs, with earlier bankruptcies/liquidations ranking lower than later bankruptcies/liquidations). In the event of a formation of a new parent company by a Comparator Group member, substantially all of the assets and liabilities of which consist immediately after the transaction of the equity interests in the original Comparator Group member or the assets and liabilities of such Comparator Group member immediately prior to the transaction, such new parent company shall be substituted for the Comparator Group member to the extent (and for such period of time) as its common stock (or similar equity securities) are listed or traded on a national securities exchange but the common stock (or similar equity securities) of the original Comparator Group member are not. In the event of a merger or other business combination of two Comparator Group members (including, without limitation, the acquisition of one Comparator Group member, or all or substantially all of its assets, by another Comparator Group member), the surviving, resulting or successor entity, as the case may be, shall continue to be treated as a member of the Comparator Group, provided that the common stock (or similar equity security) of such entity is listed or traded on a national securities exchange through the last trading day of the Performance Period.

(9)    “Ending Price” means, with respect to the Company and any other Comparator Group member, the average of the closing market prices of such company’s common stock on the principal exchange on which such stock is traded for the twenty (20) consecutive trading days ending on the last trading day of the Performance Period. For the purpose of determining the Ending Price, the value of dividends and other distributions shall be determined by treating them as reinvested in additional shares of stock at the closing market price on the ex-dividend date.

(10)     “EPS Performance Multiplier” means the average of the Annual Multiples for each of CY 2022, CY 2023, and CY 2024.

(11)     “S&P 500” means the Standard & Poor 500 Total Return Index.

(12)     “Total Shareholder Return” or “TSR” shall be determined with respect to the Company and any other Comparator Group member by dividing: (a) the sum of (i) the difference obtained by subtracting the applicable Beginning Price from the applicable Ending Price plus (ii) all dividends and other distributions on the respective shares with an ex-dividend date that falls during the Performance Period by (b) the applicable Beginning Price. Any non-cash distributions on the respective shares shall be valued at fair market value. For the purpose of determining TSR, the value of dividends and other distributions shall be determined by treating them as reinvested in additional shares of stock at the closing market price on the date of distribution.

(13)     “TSR Percentile Rank” means the percentile ranking of the Company’s TSR among the TSRs for the Comparator Group members for the Performance Period. TSR Percentile Rank is determined by ordering the Comparator Group members plus the Company from highest to lowest based on TSR for the relevant Performance Period and counting down from the company with the highest TSR (ranked first) to the Company’s position on the list. If two companies are ranked equally, the ranking of the next company shall account for the tie, so that if one company is ranked first, and two companies are tied for second, the next company is ranked fourth. In determining the Company’s TSR Percentile Rank for the Performance Period, in the event that the Company’s TSR for the Performance Period is equal to the TSR(s) of one or more other Comparator Group members for that same period, the Company’s TSR Percentile Rank ranking will be determined by ranking the Company’s TSR for that period as being greater than such other Comparator Group members. After this ranking, the TSR Percentile Rank will be calculated using the following formula, rounded to the nearest whole percentile by application of regular rounding:

TSR Percentile Rank =	(N-R) * 100
N

“N” represents the number of Comparator Group members for the relevant Performance Period plus the Company.
“R” represents the Company’s ranking among the Comparator Group members plus the Company.

D.    General. With respect to the computation of TSR, Beginning Price, and Ending Price, the Committee shall be entitled to make an equitable and proportionate adjustment to the extent (if any) necessary to preserve the intended incentives of the awards and mitigate the impact of any change in corporate capitalization, such as a stock split, stock dividend or reverse stock split, occurring during the Performance Period (or during the applicable 20-day period in determining Beginning Price or Ending Price, as the case may be), and the determination of the Committee shall be final and binding.